Exhibit 99.1

CKX LANDS, INC.

Physical Address: 2417 Shell Beach Drive Lake Charles, LA 70601	Mailing Address: PO Box 1864 Lake Charles, LA 70602

(337) 493-2399

www.ckxlands.com

CKX Lands, Inc. Provides Update on Review of Strategic Alternatives

LAKE CHARLES, LA (June 8, 2026)—CKX Lands, Inc. (NYSE American: CKX) (“CKX”) today provided an update concerning its evaluation of strategic alternatives.

As previously announced on August 21, 2023, CKX’s board of directors initiated a formal process to review strategic alternatives for the company to enhance value for stockholders.  That review considered a broad range of potential options, including continuing to operate CKX as a public, independent company and a sale of all or part of the company, among other potential alternatives.  The first stage of that review culminated on November 18, 2025, when CKX announced the sale of approximately 6,548 acres of wholly-owned land to Southern Pine Plantations of Georgia, Inc. for $8,618,021.70 in cash.

Since the sale of the wholly-owned lands in November 2025, CKX has continued to explore with interested parties a range of options to maximize value for shareholders.  These options have included a sale of the company’s remaining assets and a sale of the company itself.  If parties have an interest in CKX’s assets and/or equity, they should make their interest known to the company’s financial advisor, TAP Advisors, by June 30, 2026.

A sale of CKX or all or substantially all of its assets would be subject to a number of conditions and contingencies, including the approval of CKX’s shareholders under Louisiana law. There can be no assurance that this process will result in CKX pursuing a transaction, successfully negotiating a definitive agreement for a transaction, or any other strategic outcome, or that that the board of directors will recommend that CKX’s shareholders approve any transaction. CKX does not intend to make further public comment regarding the review of strategic alternatives until it has been completed or the company determines that a disclosure is required by law or otherwise deemed appropriate.

CKX Lands, Inc. is a land management company that earns revenue from royalty interests and mineral leases related to oil and gas production on its land, timber sales, and surface rents. Its shares trade on the NYSE American market under the symbol CKX.

TAP Advisors, New York, New York, with its affiliate TAP Securities, is an investment bank providing financial advisory, mergers and acquisitions, and capital-raising services.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains information that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Forward-looking statements include those pertaining to the review of strategic alternatives for CKX, as well as those identified by the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may,” and similar expressions or by using future dates. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the company’s control. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events or developments to differ materially from the company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, (1) whether the objectives of the strategic alternatives review process will be achieved; (2) the terms, structure, benefits and costs of any strategic transaction; (3) the timing of any transaction and whether any transaction will be consummated at all; (4) the risk that the strategic alternatives review and its announcement could have an adverse effect on the ability of the company to retain customers, retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships, and on its operating results, stock price and business generally; (5) general economic and market conditions; (6) the risk the strategic alternatives review could divert the attention and time of the company’s management; (7) the risk of any unexpected costs or expenses resulting from the review; (8) the risk of any litigation relating to the review; (9) and the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and those described from time to time in our future reports filed with the Securities and Exchange Commission.

Contact

TAP Advisors

505 Park Avenue, 9th Floor

New York, NY 10022

+1 (212) 909-9010

-END-